Exhibit B

Schedule of Transactions in the Shares

Trade Date	Purchase/Sale/Gift	Quantity	Price ($)
3/04/25	Purchase	17,528	$17.0185 (1)
3/04/25	Purchase	10,425	$17.6066 (2)
3/18/25	Purchase	58,734	$17.4086 (3)
3/18/25	Purchase	34,390	$17.7614 (4)
3/20/25	Purchase	108,720	$17.9635 (5)
3/21/25	Purchase	102,400	$17.7397 (6)
3/25/25	Purchase	34,296	$17.4416 (7)
3/26/25	Purchase	101,633	$17.4994 (8)
3/27/25	Purchase	3,620	$17.4844 (9)
3/28/25	Purchase	8,131	$17.4657 (10)
3/31/25	Purchase	22,189	$17.4573 (11)
4/02/25	Purchase	31,780	$17.43 (12)

(1)	This constitutes the weighted average purchase price. The prices range from $16.30 to $17.24. The Reporting Person will provide upon request by the Securities and Exchange Commission staff (the “SEC Staff”), the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(2)	This constitutes the weighted average purchase price. The prices range from $17.38 to $17.74. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(3)	This constitutes the weighted average purchase price. The prices range from $16.58 to $17.5775. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(4)	This constitutes the weighted average purchase price. The prices range from $17.58 to $17.99. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(5)	This constitutes the weighted average purchase price. The prices range from $17.545 to $17.99. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(6)	This constitutes the weighted average purchase price. The prices range from $17.665 to $17.74. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(7)	This constitutes the weighted average purchase price. The prices range from $17.26 to $17.49. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(8)	This constitutes the weighted average purchase price. The prices range from $17.45 to $17.50. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(9)	This constitutes the weighted average purchase price. The prices range from $17.44 to $17.50. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(10)	This constitutes the weighted average purchase price. The prices range from $17.40 to $17.50. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(11)	This constitutes the weighted average purchase price. The prices range from $17.35 to $17.50. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.

(12)	This constitutes the weighted average purchase price. The prices range from $17.28 to $17.50. The Reporting Person will provide upon request by the SEC Staff, the issuer, or a security holder of the issuer, full information regarding the number of shares purchased at each separate price.